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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT


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                                                        JURISDICTION OF    NAMES UNDER WHICH
SUBSIDIARY                                               INCORPORATION       DOING BUSINESS
----------                                              ----------------   -----------------
Budget Rent A Car Corporation.........................   Delaware
Reservation Services, Inc.............................   Texas
Team Realty Services, Inc.............................   Delaware
Budget Rent a Car of Canada Limited...................   Canada
Team Fleet Services Corporation.......................   Delaware
Team Fleet Financing Corporation......................   Delaware
Budget Rent A Car Systems, Inc........................   Delaware
BRAC SOCAL Funding corporation........................   Delaware
VPSI, Inc.............................................   Delaware
Budget Fleet Finance Corporation......................   Delaware
Budget Funding Corporation............................   Delaware
NYRAC, Inc............................................   New York
Dayton Auto Lease Company, Inc........................   Delaware
Mosiant Car Sales, Inc................................   Louisiana
Team Holdings Corporation.............................   Illinois
BRAC Reinsurance Company Ltd..........................   Bermuda
Control Risk Corporation..............................   Illinois
Philip Jacobs Insurance Agency,
  Inc.................................................   California
BRAC Credit Corporation...............................   Delaware
Budget Car Sales, Inc. (formally
  known as Team Car Sales, Inc.)......................   Indiana
IN Motors VI, LLC.....................................   Indiana           Budget Car Sales
TSC Properties, LLC...................................   Indiana
Team Car Sales of Philadelphia,
 Inc..................................................   Delaware          Budget Car Sales
Team Car Sales of Richmond, Inc.......................   Delaware          Budget Car Sales
Team Car Sales of San Diego, Inc......................   Delaware
Team Car Sales of Dayton, Inc.........................   Delaware          Budget Car Sales
Team Car Sales of Charlotte, Inc......................   Delaware          Budget Car Sales
Team Car Sales of Southern
  California, Inc.....................................   Delaware
Budget Sales Corporation..............................   Delaware
Budget Rent a Car International,
  Inc.................................................   Delaware
Budget Rent a Car Expana, S.A.........................   Spain
Budget Rent a Car, Ltd., Ireland......................   England
BRACRENT, S.A.........................................   Spain
BTI (U.K.) plc........................................   England
Budget Locacao de Veiculos Ltda.......................   Brazil
Budget Rent a Car Limited.............................   New Zealand
Target Rent a Car Limited.............................   New Zealand
Budget Lease Management
  (Car Sales) Limited.................................   New Zealand
Budget Rent a Car of Japan, Inc.
  (formerly BRAC of Japan, Inc.)......................   Delaware
Budget Rent a Car Asia-Pacific, Inc.
  (formally BRAC RPS, Inc., formally
  Budget Leasing Corporation).........................   Delaware
Budget Rent a Car Australia Pty.
  Ltd.................................................   Australia
Budget Rent a Car Operations
  Pty. Limited........................................   Australia
Societe Financiere et de
  Participation.......................................   France
Budget France, S.A....................................   France
Budget Rent a Car of St. Louis,
  Inc.................................................   Missouri
Premier Car Rental LLC................................   Georgia
Budget Rent a Car Company GmbH........................   Germany
Cruise America, Inc...................................   Florida
BGI Airport Parking, Inc..............................   Delaware
Budget Deutschland GmbH...............................   Germany
Budget Group Capital Trust............................   Delaware
Ritz Services, Inc....................................   Florida          Granada Travel Agency
Ryder TRS, Inc........................................   Delaware
Ryder Truck Rental-One Way, Inc.......................   Delaware
RCTR, Inc.............................................   Delaware
Ryder Move Management, Inc............................   Oregon
Mastering the Move Realty, Inc........................   Florida
The Move Shop, Inc....................................   Florida
Ryder Relocation Services, Inc........................   Florida
Carson Chrysler Plymouth Dodge Jeep Eagle, Inc........   Indiana
Paul West Ford, Inc...................................   Florida
Warren Wooten Ford, Inc...............................   Florida
Directors Row Management Company, LLC.................   Indiana
ValCar Rental Car Sales, Inc..........................   Indiana
Budget Rent-A-Car of the Midwest, Inc.................   Missouri
BVM, Inc..............................................   Ohio
Vipre B.V............................................    The Netherlands
Budget Rent a Car Caribe Corporation..................   Delaware
Budget Leasing Ltd....................................   England
BRAC Limited (Scotland)...............................   Scotland
Avenir Location S.A...................................   France
Business Rent a Car GmbH..............................   Austria
Compact Rent a Car Ltd................................   Canada
American Land Cruiser, Inc............................   Florida
American Land Cruisers of California, Incorporated....   California
Cruise America Leasing, Inc...........................   Florida
Cruise Canada, Inc....................................   Canada
Systems Management Group, Inc.........................   Florida
Transportation and Storage Associates.................   California

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